Exhibit 10.31

SECOND AMENDMENT TO HANSON EMPLOYMENT AGREEMENT

This Second Amendment to Hanson Employment Agreement (the “Amendment”) dated the 12th day of February, 2011 by and between Theodore S. Hanson (the “Employee”) and Apex Systems, Inc. (the “Company”) is amended as follows:
RECITALS:
A.    The Employee and the Company entered into that certain Employment Agreement dated January 15, 2008, as amended by that certain Amendment to Employment Agreement dated January 15, 2008 (the “Original Agreement”).
B.    The Employee and the Company desire to amend the Original Agreement, as provided herewith.
AGREEMENT:
NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) cash in hand paid, the above recitals, and the covenants and agreements set forth below, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1.    Section. Section 23.1(b) of the Original Agreement is hereby amended by deleting such paragraph in its entirety and in its stead substituting the following:
(b)    In the event the Company shall at any time declare any dividend on common stock payable in, or pay any dividend on common stock in, shares of common stock or effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each such case the amount of the Additional Shares (43,263) shall be adjusted by multiplying such amount by a fraction of which the numerator is the number of shares of common stock outstanding immediately after such event and the denominator is the number of shares of common stock that were outstanding immediately prior to such event.
2.    Counterparts. This Amendment may be executed in several counterparts and all so executed shall constitute one agreement, binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.
3.    Ratification. Except as expressly modified hereby, the parties ratify and confirm the terms of the Original Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

/s/ Theodore S. Hanson
Theodore S. Hanson

APEX SYSTEMS, INC.

By: /s/ Brian Callaghan
Name: Brian Callaghan
Title: Secretary

2